Exhibit 21
Subsidiaries

Name of Subsidiary	Jurisdiction of Incorporation or Organization	Percentage of Ownership by the Registrant
BeiGene 101	Cayman Islands	100%
BeiGene Argentina S.R.L.	Argentina	100%
BeiGene AUS Pty Ltd	Australia	100%
BeiGene Austria GmbH	Austria	100%
BeiGene (Beijing) Co., Ltd.	People’s Republic of China	100%
BeiGene Belgium SRL	Belgium	100%
BeiGene Biologics Co., Ltd.	People’s Republic of China	100%
BeiGene Brasil Ltda.	Brazil	100%
BeiGene (Canada) ULC	Canada	100%
BeiGene Chile Limitada	Chile	100%
BeiGene Colombia S.A.S.	Colombia	100%
BeiGene ESP, S.L.U. Unipersonal	Spain	100%
BeiGene France Sarl	France	100%
BeiGene Germany GmbH	Germany	100%
BeiGene Guangzhou Biologics Manufacturing Co., Ltd.	People’s Republic of China	100%
BeiGene (Guangzhou) Innovation Technology Co., Ltd.	People’s Republic of China	100%
BeiGene (Hong Kong) Co., Limited	Hong Kong	100%
BeiGene Hopewell Urban Renewal, LLC	New Jersey, United States	100%
BeiGene International GmbH	Switzerland	100%
BeiGene Ireland Limited	Republic of Ireland	100%
BeiGene (Italy) S.r.l.	Italy	100%
BeiGene Japan, GK	Japan	100%
BeiGene Korea Y.H.	South Korea	100%
BeiGene Malaysia Sdn. Bhd.	Malaysia	100%
BeiGene Mexico S. de R.L. de C.V.	Mexico	100%
BeiGene Netherlands B.V.	Netherlands	100%
BeiGene NZ Unlimited	New Zealand	100%
BeiGene Peru (Sociedad Comercial de Responsabilidad Limitada – S.R.L)	Peru	100%
BeiGene Pharmaceuticals GmbH	Switzerland	100%
BeiGene Pharmaceuticals (Guangzhou) Co., Ltd.	People’s Republic of China	100%
BeiGene Pharmaceuticals Israel Ltd.	Israel	100%
BeiGene Pharmaceutical (Shanghai) Co., Ltd.	People’s Republic of China	100%
BeiGene Poland sp. z o.o.	Poland	100%
BeiGene Portugal, Unipessoal Lda.	Portugal	100%
BeiGene Shanghai	Cayman Islands	95%
BeiGene Shanghai 101	Cayman Islands	95%
BeiGene (Shanghai) Co., Ltd.	People’s Republic of China	100%
BeiGene (Shanghai) Development Co., Ltd.	People’s Republic of China	95%
BeiGene (Shanghai) Management Consulting Co., Ltd.	People’s Republic of China	100%
BeiGene (Shanghai) Research & Development Co., Ltd.	People’s Republic of China	100%
BeiGene Shanghai Asset Limited	Hong Kong	95%
BeiGene Singapore Pte. Ltd.	Singapore	100%
BeiGene South Africa Pty Ltd.	South Africa	100%

Exhibit 21

BeiGene (Suzhou) Co., Ltd.	People’s Republic of China	100%
BeiGene Sweden AB	Sweden	100%
BeiGene Switzerland GmbH	Switzerland	100%
BeiGene (Taiwan) Limited	Taiwan	100%
BeiGene (Thailand) Ltd.	Thailand	100%
BeiGene Turkey Medical Products Trade Limited Company	Turkey	100%
BeiGene UK, Ltd.	United Kingdom	100%
BeiGene United Kingdom, Ltd.	United Kingdom	100%
BeiGene USA, Inc.	Delaware, United States	100%
BeiGene US Holdings, LLC	Delaware, United States	100%
BeiGene US Manufacturing Co., Inc.	Delaware, United States	100%
Beijing Innerway Bio-tech Co., Ltd.	People’s Republic of China	100%
BeOne Medicines Global Business Services Sp. Z o.o.	Poland	100%
BeOne Medicines GmbH	Switzerland	100%
BG NC 1, Ltd.	Cayman Islands	100%
BG NC 2, Ltd.	Cayman Islands	100%
Newco 101	Cayman Islands	100%
SuGene Pharmaceuticals (Suzhou) Co., Ltd.	People’s Republic of China	100%